UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 31, 2025

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2025, KORU Medical Systems, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its loan and security agreement, by and between the Company and HSBC Ventures USA Inc., as lender, dated March 8, 2024 (the “Loan and Security Agreement”). The Company has not drawn on the credit facility under the Loan and Security Agreement, and there is no obligation for the Company to do so at any time.

The Amendment extends the maturity of the $5,000,000 revolving credit facility to December 31, 2026, and extends the interest-only portion of the $5,000,000 term loan facility to October 1, 2026. The Amendment also changes the Adjusted Quick Ratio from not less than 1.50 to 1.00, to not less than 1.25 to 1.00.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

10.1+	Amendment No. 1 to Loan and Security Agreement dated as of March 31, 2025 by and between KORU Medical Systems, Inc. and HSBC Ventures USA Inc.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: April 4, 2025	By:	/s/ Linda Tharby
Linda Tharby President and Chief Executive Officer